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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2002

Ostex International, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-25250 (Commission File Number)	91-1450247 (I.R.S. Employer Identification No.)
2203 Airport Way South, Suite 400 Seattle, WA (Address of principal executive offices)		98134 (Zip Code)

206/292-8082
(Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

Previous Independent Accountant

On May 22, 2002, Ostex International, Inc. ("Ostex") decided to dismiss Arthur Andersen LLP ("Arthur Andersen") as our independent accountant. The decision to dismiss Arthur Andersen was recommended by the Audit Committee of the Ostex Board of Directors and approved by the Ostex Board of Directors.

During Ostex' two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Plans' financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Ostex has provided Arthur Andersen with a copy of the foregoing disclosures and has requested a letter from Arthur Andersen stating whether it agrees with the disclosures contained herein. Ostex will file such letter by an amendment to this Form 8-K.

New Independent Accountant

On May 22, 2002, Ostex engaged KPMG LLP ("KPMG") as the firm of independent auditors to audit Ostex' financial statements for the fiscal year ending December 31, 2002. The decision to engage KPMG was recommended by the Ostex Audit Committee and approved by the Ostex Board of Directors. Since January 2000, we have not consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, that was an important factor we considered in reaching a decision on an accounting, auditing, or financial reporting issue, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of either a disagreement or reportable event.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits.

Exhibit 16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May x, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEX INTERNATIONAL, INC.
Date: May 30, 2002	By	/s/ THOMAS BOLOGNA Thomas Bologna Chairman, CEO and President

EXHIBIT INDEX

Number	Description	Page Number
16*	Letter from Arthur Andersen LLP regarding change in certifying accountant

*
To be filed by amendment

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SIGNATURE
EXHIBIT INDEX